EXHIBIT 4(a)(xii)
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                          NOTE PURCHASE AGREEMENT

                       Dated as of December 14, 1998

                                   Among

                             US AIRWAYS, INC.,

                   STATE STREET BANK AND TRUST COMPANY
                as Pass Through Trustee under each of the
                      Pass Through Trust Agreements

                   STATE STREET BANK AND TRUST COMPANY
                         as Subordination Agent

                FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                             as Escrow Agent

                                   and

                   STATE STREET BANK AND TRUST COMPANY,
                             as Paying Agent

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                      INDEX TO NOTE PURCHASE AGREEMENT

                                                                   Page

SECTION 1.  Definitions.............................................4
SECTION 2.  Financing of New Aircraft...............................4
SECTION 3.  Conditions Precedent....................................8
SECTION 4.  Representations and Warranties..........................9
SECTION 5.  Covenants..............................................14
SECTION 6.  Notices................................................15
SECTION 7.  Expenses...............................................16
SECTION 8.  Further Assurances.....................................17
SECTION 9.  Miscellaneous..........................................17
SECTION 10. Governing Law..........................................18

                                 SCHEDULES

Schedule I     New Aircraft and Scheduled Closing Months
Schedule II    Trust Supplements
Schedule III   Deposit Agreements
Schedule IV    Escrow and Paying Agent Agreements
Schedule V     Mandatory Document Terms
Schedule VI    Mandatory Economic Terms
Schedule VII   Aggregate Amortization Schedule

                                  ANNEX

Annex A     Definitions

                                  EXHIBITS

Exhibit A-1    Form of Leased Aircraft Participation Agreement
Exhibit A-2    Form of Lease
Exhibit A-3    Form of Leased Aircraft Indenture
Exhibit A-4    Form of Aircraft Purchase Agreement Assignment
Exhibit A-5    Form of Leased Aircraft Trust Agreement
Exhibit B      Form of Closing Notice
Exhibit C-1    Form of Owned Aircraft Participation Agreement
Exhibit C-2    Form of Owned Aircraft Indenture




                          NOTE PURCHASE AGREEMENT


            This NOTE PURCHASE AGREEMENT, dated as of December 14, 1998, among (i) US Airways, Inc., a Delaware corporation (the "Company"), (ii) State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under each of the three separate Pass Through Trust Agreements (as defined below), (iii) State Street Bank and Trust Company, a Massachusetts trust company, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (iv) First Security Bank, National Association, a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under each of the Escrow and Paying Agent Agreements (as defined below) and (v) State Street Bank and Trust Company, a Massachusetts trust company, as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow and Paying Agent Agreements.

                        W I T N E S S E T H:

            WHEREAS, US Airways Group, Inc. has obtained commitments from the Seller pursuant to the Aircraft Purchase Agreement for the delivery of the twenty-three (23) aircraft listed in Schedule I hereto (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement prior to the delivery thereof, the "New Aircraft");

            WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "Certificates") to provide for a portion of the financing of the Aircraft;

            WHEREAS, the Company has entered into the Underwriting Agreement dated as of December 4, 1998 (the "Underwriting Agreement") with the several underwriters (the "Underwriters") named therein, which provides that the Company will cause the Pass Through Trustee of each of the Class A Trust and the Class B Trust to issue and sell the Class A Certificates and the Class B Certificates to the Underwriters;

            WHEREAS, the Company has entered into a Class C Trust
Certificate Purchase Agreement, dated as of December 14, 1998 (the "Class C Purchase Agree ment") with Airbus Industrie Financial Services ("AIFS") which provides that the Company will cause the Trustee of the Class C Trust to issue and sell Class C Certificates to AIFS;

            WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agents and the Depositaries entered into the Deposit Agreements set forth in Schedule III hereto (the "Deposit Agreements") whereby the applicable Escrow Agent agreed to direct the Underwriters and AIFS to make certain deposits referred to therein on the Issuance Date (the "Initial Deposits") and to permit the applicable Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the "Deposits") and (ii) the Pass Through Trustees, the Underwriters, AIFS, the Paying Agents and the Escrow Agents entered into the Escrow and Paying Agent Agreements set forth in Schedule IV hereto (the "Escrow and Paying Agent Agreements") whereby, among other things, (a) the Underwriters and AIFS agreed to deliver an amount equal to the amount of the Initial Deposits to the applicable Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the applicable Depositary receiving such amount, has agreed to deliver escrow receipts to be affixed to each Certificate;

            WHEREAS, the Company will determine whether to enter into a leveraged lease transaction as lessee with respect to such New Aircraft (a "Leased Aircraft") or to issue secured equipment notes in order to finance such New Aircraft (an "Owned Aircraft") and will give to the Pass Through Trustee a Closing Notice (as defined below) specifying its election;

            WHEREAS, upon receipt of a Closing Notice with respect to a New Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such New Aircraft;

            WHEREAS, on the Closing Date under the applicable Financing Agreements, each Pass Through Trustee will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by such Pass Through Trust; and

            WHEREAS, concurrently with the execution and delivery of this Agreement, (i) ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands, acting through its Chicago branch (the "Liquidity Provider"), has entered into three (3) revolving credit agreements (each, a "Liquidity Facility"), one each for the benefit of the Certificate Holders of each Pass Through Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement").

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            Section 1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A.

            Section 2. Financing of New Aircraft. (a) The Company confirms that US Airways Group, Inc. has entered into the Aircraft Purchase Agreement with the Seller pursuant to which US Airways Group, Inc. has agreed to purchase, and the Seller has agreed to deliver, the New Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in the Aircraft Purchase Agreement. US Airways Group, Inc. has, or prior to the scheduled delivery date for the New Aircraft will, assign the right to purchase the New Aircraft to the Company. The Company agrees to finance the New Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

                  (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, each Depositary and each of the Rating Agencies not less than two (2) Business Day's prior notice (a "Closing Notice") of the scheduled closing date (the "Scheduled Closing Date") (or, in the case of a Substitute Closing Notice under Section 2(f) or (g) hereof, one (1) Business Day's prior notice of a financing in respect of each New Aircraft, which notice shall:

                           (i) specify whether the Company has
      elected to treat such New Aircraft as a Leased Aircraft or an Owned Aircraft;


                          (ii) specify the Scheduled Closing Date on which the financing therefor in the manner provided herein shall be consummated;

                         (iii) instruct the Pass Through Trustees to instruct each Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued in connection with the financing of such New Aircraft;

                          (iv) instruct the Pass Through Trustees to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Scheduled Closing Date specified in such Closing Notice and to perform its obligations thereunder;

                           (v) specify the aggregate principal amount of each series of Equipment Notes to be issued, and purchased by the Pass Through Trustees, in connection with the financing of such New Aircraft on such Scheduled Closing Date (which shall in all respects comply with the Mandatory Economic Terms); and

                           (vi) if such New Aircraft is to be a Leased
      Aircraft, certify that the related Owner Participant (A) is not an Affiliate of the Company and (B) based on the representations of such Owner Participant, is either (1) a Qualified Owner Participant or (2) any other person the obligations of which under the Owner Participant Documents (as defined in the applicable Participation Agreement) are guaranteed by a Qualified Owner Participant.

Notwithstanding the foregoing, in the event the Scheduled Closing Date for any Aircraft to be financed pursuant to the terms hereof is on or within 3 business days following the date of issuance of the Certificates, the Closing Notice therefor may be delivered to the parties hereto on such Scheduled Closing Date.

                  (c) Upon receipt of a Closing Notice, the Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement specified in such Closing Notice, provided, however, that such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects with such changes therein as shall have been requested by the related Owner Participant (in the case of Lease Financing Agreements), agreed to by the Company and, if modified in any material respect, as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company (to be delivered by the Company to the applicable Pass Through Trustee on or before the relevant Closing Date, it being understood that if Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent New Aircraft (or Substitute Aircraft) without material modifications, no additional Rating Agency Confirmation shall be required); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Schedule V hereto). Notwithstanding the foregoing, if any Financing Agreement annexed hereto shall not have been reviewed by either Rating Agency prior to the Issuance Date, then, prior to the use thereof in connection with the financing of any Aircraft hereunder, the Company shall obtain from each Rating Agency a confirmation that the use of such Financing Agreement would not result in
(A) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (B) a withdrawal or suspension of the rating of any Class of Certificates.

                  (d) With respect to each New Aircraft, the Company shall cause State Street Bank and Trust Company (or such other person that meets the eligibility requirements to act as loan trustee under the Leased Aircraft Indenture or Owned Aircraft Indenture) to execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of either Rating Agency, the Company shall deliver or cause to be delivered to each Rating Agency a true and complete copy of each Financing Agreement relating to the financing of each New Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

                  (e) If after giving any Closing Notice, there shall be a delay in the delivery of a New Aircraft, or if on the Scheduled Closing Date of a New Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto a substitute Closing Notice specifying the date (the "Substitute Closing Date") to which the applicable financing shall have been re-scheduled (which shall be a Business Day before the Cut-Off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, each applicable Pass Through Trustee shall comply with its obligations under Section 5.01 of each of the Trust Supplements and thereafter the financing of the relevant New Aircraft shall take place on the Substitute Closing Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

                  (f) Anything in this Section 2 to the contrary notwithstanding, the Company shall have the right at any time on or before the Scheduled Closing Date of any New Aircraft, and subsequent to its giving a Closing Notice therefor, to postpone the Scheduled Closing Date of such New Aircraft so as to enable the Company to change its election to treat such New Aircraft as a Leased Aircraft or an Owned Aircraft by written notice of such postponement to the other parties hereto. The Company shall subsequently give the parties hereto a substitute Closing Notice complying with the provisions of Section 2(b) hereof and specifying the new Closing Date for such postponed New Aircraft (which shall be a Business Day occurring before the Cut-Off Date and on which the Escrow Agents shall be entitled to withdraw Deposits under each of the applicable Deposit Agreements sufficient to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). In addition, the Company shall have the further right, anything in this Section 2 to the contrary notwithstanding, to accept delivery of a New Aircraft under the Aircraft Purchase Agreement on the Closing Date thereof by utilization of bridge financing of such New Aircraft and promptly thereafter give the parties hereto a Closing Notice specifying a Closing Date not later than thirty (30) days after the Closing Date of such New Aircraft and no later than the Cut-Off Date and otherwise complying with the provisions of
Section 2(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such New Aircraft on the re-scheduled Closing Date therefor except the re-scheduled Closing Date shall be deemed the Closing Date of such New Aircraft for all purposes of this Section 2.

                  (g) If the delivery date for any New Aircraft under the Aircraft Purchase Agreement is delayed for more than 30 days beyond the month scheduled for delivery or beyond the Cut-Off Date, the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (together with the substitute aircraft referred to in the next sentence, a "Substitute Aircraft"): (i) a Substitute Aircraft must be an Airbus Model A319 or A320 aircraft delivered by the Seller to the Company after the date of this Agreement, (ii) the Substitute Aircraft must have been manufactured after October 1, 1998 and (iii) the Company shall be obligated to obtain Rating Agency Confirmation in respect of the replacement of any New Aircraft by Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the New Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such New Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such New Aircraft.

                  (h) The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any New Aircraft or Substitute Aircraft, other than the Company's obligation, if any, to pay the Deposit Make-Whole Amount pursuant to
Section 5(a)(i) of this Agreement.

                  (i) The parties agree that if, in connection with the delivery of a New Aircraft or Substitute Aircraft, any Owner Participant who is to be a party to any Lease Financing Agreements shall not be a "citizen of the United States" within the meaning of 49 U.S.C. ss. 40102(a)(15), then the applicable Lease Financing Agreements shall be modified, consistent with the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Schedule V hereto), to require such Owner Participant to enter into a voting trust, voting powers or similar arrangement satisfactory to the Company that (A) enables such New Aircraft or Substitute Aircraft to be registered in the United States and (B) complies with the FAA regulations issued under the Act applicable thereto.

                  (j) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to any Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.

            Section 3. Conditions Precedent. The obligation of the Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Closing Notice and to perform its obligations under such Participation Agreement is subject to satisfaction of the following conditions:

                  (a)  no Triggering Event shall have occurred;

                  (b) the Company shall have delivered a certificate to each such Pass Through Trustee and each Liquidity Provider stating that (i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Schedule V hereto) and (ii) any substantive modification of such Financing Agreements from the forms thereof attached to this Agreement do not materially and adversely affect the Certificate Holders, and such certification shall be true and correct;

                  (c) if required by Section 2(c) and in place of the statement in clause (ii) of Section 3(b) above, Rating Agency Confirmation from each Rating Agency; and

                  (d) in the case of the Class C Trust, on any Closing Date that occurs at a time when AIFS is the record or beneficial owner of any Class C Certificate, the Class C Trustee shall have received a certificate signed by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, to the effect that (i) all of the conditions precedent set forth in Section 6 the Aircraft Financing Letter Agreement have been satisfied, (ii) no "Termination Event" has occurred under Section 7 of the Aircraft Financing Letter Agreement and (iii) the terms and conditions of such Participation Agreement and the related Operative Documents comply with the provisions of Section 13 of the Purchase Agreement.

            Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-Off Date. In addition, the obligation of the Pass Through Trustee of the Class C Trust to purchase Equipment Notes shall terminate on the date on which a "Termination Event" under the Aircraft Financing Letter Agreement occurs, if on such date AIFS is the record or beneficial owner of any Class C Trust Certificate.

            Section 4. Representations and Warranties.

                  (a) The Company represents and warrants on the date hereof and on each Closing Date that:

                           (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in 49 U.S.C. ss. 40102(a)(15), and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

                         (ii)  the execution and delivery by the
      Company of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

                        (iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity; and

                           (iv)if a certificate is required to be delivered under Section 3(d), the statements contained therein are true and correct.

                  (b) State Street Bank and Trust Company represents and warrants on the date hereof and on each Closing Date that:

                           (i) State Street Bank and Trust Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is a "citizen of the United States" as defined in 49 U.S.C. ss. 40102(a)(15), and has the full corporate power, authority and legal right under the laws of the Commonwealth of Massachusetts and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of State Street Bank and Trust Company, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

                           (ii) the execution and delivery by State Street Bank and Trust Company, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the performance by State Street Bank and Trust Company, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by State Street Bank and Trust Company, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                         (iii) this Agreement constitutes the legal, valid and binding obligation of State Street Bank and Trust Company, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether consid ered in a proceeding at law or in equity.

                  (c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 5.04 of each Trust Supplement are true and correct as of the date hereof.

                  (d) The Subordination Agent represents and warrants that:

                           (i) the Subordination Agent is duly incorpo rated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the full corporate power, authority and legal right under the laws of the Commonwealth of Massachusetts and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

                          (ii) this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                           (iii) none of the execution, delivery and performance by the Subordination Agent of this Agreement contravenes any law, rule or regulation of the Commonwealth of Massachusetts or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

                          (iv) neither the execution and delivery by the Subordination Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registra tion with, or the taking of any other action with respect to, any Massa chusetts governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

                           (v) there are no Taxes payable by the
      Subordination Agent imposed by the Commonwealth of Massachusetts or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the Common wealth of Massachusetts or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordina tion Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

                          (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if deter mined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

                  (e) The Escrow Agent represents and warrants that:

                           (i) the Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agree ment, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the "Escrow Agent Agreements") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

                           (ii) the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                          (iii) each of the Escrow Agent Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                  (f) The Paying Agent represents and warrants that:

                           (i) the Paying Agent is duly incorporated, validly existing and in good standing under the laws of the Common wealth of Massachusetts and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Escrow and Paying Agent Agreement (collectively, the "Paying Agent Agreements") and to carry out the obligations of the Paying
      Agent under each of the Paying Agent Agreements;

                          (ii) the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                         (iii)  each of the Paying Agent Agreements
      constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            Section 5. Covenants. (a) The Company covenants with each of the other parties hereto that:

                           (i) on the date that the Depositary is
      obligated to pay the amount of the Final Withdrawal to the Paying Agent pursuant to a Deposit Agreement relating to any Trust, the Company shall pay to the Pass Through Trustee of such Trust no later than 1:00 p.m. (New York time) an amount equal to the Deposit Make-Whole Amount, if any, required to be paid in respect of such Final Withdrawal amount;

                           (ii) subject to Section 5(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;

                           (ii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle (i) in the case of Leased Aircraft, the Owner Trustee (and the Indenture Trustee as assignee of the Owner Trustee's rights under each Lease) to the rights afforded to lessors of aircraft equipment under Section 1110 and (ii) in the case of Owned Aircraft, the Indenture Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110;

                           (iv)Section 7(v) of each Participation
      Agreement is hereby incorporated by reference herein; and

                           (v) on any date the Company is obligated to pay to the Pass Through Trustee on behalf of the Class C Trust a Class C Special Indemnity Payment pursuant to the Participation Agreement, the Company shall pay to the Pass Through Trustee on behalf of the Class C Trust the amount which has accrued during such Lease Period (as defined in the Participation Agreement) in accordance with the following sentence and which remains unpaid on such date (such amount, the "Class C Special Deposit Payment"). The Class C Special Deposit Payment shall accrue during each Lease Period at a daily rate equal to the Multiplier, in effect from time to time during such Lease Period, multiplied by the aggregate principal amount of the Deposit on such date divided by 360. The Pass Through Trustee agrees that it will accept and receive the Class C Special Deposit Payment on behalf of the Class C Trust and that it will distribute the Class
      C Special Deposit Payment in accordance with the Class C Trust.

            (b) State Street Bank and Trust Company, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in 49 U.S.C. ss. 40102(a)(15) and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon State Street Bank and Trust Company giving any such notice, State Street Bank and Trust Company shall, subject to Section 8.02 of any Indenture then entered into, resign as Trustee in respect of such Indenture.

                  Section 6. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommu nication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement.

            Section 7. Expenses. (a) The Company agrees to pay to the Subordination Agent when due an amount or amounts equal to the fees payable to the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agree ments.

                  (b) So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due (A) the amount equal to interest on any Downgrade Advance (other than Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non-Extension Advance (other than an Applied Non- Extension Advance) payable under
Section 3.07 of each Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding, (C) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B)), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (iv) in the event the Company requests any amendment to any Operative Document, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and/or the Paying Agent in connection therewith. For purposes of this Section 7(b), the terms "Applied Non-Extension Advance," "Downgrade Advance", "Investment Earnings" and "Non-Extension Advance" shall have the meanings specified in each Liquidity Facility.


            Section 8. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

            Section 9. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's, the Paying Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

                  (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

                  (c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriters, AIFS and each of the beneficiaries of Section 7 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters, AIFS and each of the beneficiaries of Section 7 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

            Section 10.Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK.


               [This space intentionally left blank.]



            IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              US AIRWAYS, INC.



                              By:
                                   Name:
                                   Title:

                                   Address:   2345 Crystal Drive,
                                              Arlington, VA 22227
                                   Attention:  Treasurer
                                   Facsimile:  703-872-5936

                              STATE STREET BANK AND TRUST COM PANY, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee



                              By:
                                   Name:
                                   Title:

                              Address: 2 International Place, 4th
                                       Floor
                                       Boston, MA  02110
                              AttentionCorporate Trust
Administration
                              Facsimile617-664-5151

                              STATE STREET BANK AND TRUST COM PANY, not in its individual capacity, except as otherwise provided herein, but solely as Subordi nation Agent



                              By:
                                   Name:
                                   Title:

                              Address: 2 International Place, 4th
                                       Floor
                                       Boston, MA  02110
                              AttentionCorporate Trust
Administration
                              Facsimile617-664-5151

                              FIRST SECURITY BANK, NATIONAL ASSO
                              CIATION, as Escrow Agent



                              By:
                                   Name:
                                   Title:

                              Address: 79 South Main Street
                                       Salt Lake City, UT 84111
                              AttentionCorporate Trust Department
                              Facsimile801-246-5053

                              STATE STREET BANK AND TRUST COM
                              PANY, as Paying Agent



                              By:
                                   Name:
                                   Title:

                              Address: 2 International Place, 4th
                                       Floor
                                       Boston, MA  02110
                              AttentionCorporate Trust
Administration
                              Facsimile617-664-5151

                               SCHEDULE I to
                          NOTE PURCHASE AGREEMENT

              NEW AIRCRAFT AND SCHEDULED CLOSING MONTHS


   New Aircraft        Expected       Manufacturer's       Scheduled
       Type        Registration Number Serial Number    Delivery Months

Airbus A319        N700UW            0885              October 15, 1998
Airbus A319        N701UW            0890              October 20, 1998
Airbus A319        N702UW            0896              November 2, 1998
Airbus A319        N703UW            0904              November 10, 1998
Airbus A319        N704US            0922              December 1998
Airbus A319        N705UW            0929              December 1998
Airbus A320        N101UW            0936              January 1999
Airbus A319        N706US            0946              January 1999
Airbus A319        N707UW            0949              January 1999
Airbus A319        N708UW            0972              February 1999
Airbus A319        N709UW            0997              March 1999
Airbus A320        N102UW            0844              May 1999
Airbus A320        N103US            0861              May 1999
Airbus A319        N710UW            1019              May 1999
Airbus A320        N104UW            0863              June 1999
Airbus A320        N105UW            0868              June 1999
Airbus A319        N711UW            1033              June 1999
Airbus A319        N712US            1038              June 1999
Airbus A320        N106US            1044              July 1999
Airbus A319        N713UW            1040              July 1999
Airbus A319        N714US            1046              July 1999
Airbus A319        N715UW            1051              July 1999
Airbus A319        N716UW            1055              July 1999



                                  Sch. I-1

                               SCHEDULE II to
                          NOTE PURCHASE AGREEMENT

                             TRUST SUPPLEMENTS


            Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of US Airways Pass Through Trust, Series
1998-1A.

            Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of US Airways Pass Through Trust, Series
1998-1B.

            Trust Supplement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of US Airways Pass Through Trust, Series
1998-1C.





                                 Sch. II-2

                              SCHEDULE III to
                          NOTE PURCHASE AGREEMENT

                             DEPOSIT AGREEMENTS


            Deposit Agreement (Class A) dated as of the Issuance
Date between
Credit Suisse First Boston, New York Branch and the Escrow Agent.

            Deposit Agreement (Class B) dated as of the Issuance
Date between
Credit Suisse First Boston, New York Branch and the Escrow Agent.

            Deposit Agreement (Class C) dated as of the Issuance
Date between
Citibank, N.A. and the Escrow Agent.





                                 Sch. III-1

                               SCHEDULE IV to
                          NOTE PURCHASE AGREEMENT

                     ESCROW AND PAYING AGENT AGREEMENTS


            Escrow and Paying Agent Agreement (Class A) dated as of the Issuance
Date among the Escrow Agent, the Underwriters, the Pass Through
Trustee and the
Paying Agent.

            Escrow and Paying Agent Agreement (Class B) dated as of the Issuance
Date among the Escrow Agent, the Underwriters, the Pass Through
Trustee and the
Paying Agent.

            Escrow and Paying Agent Agreement (Class C) dated as of the Issuance
Date among the Escrow Agent, AIFS, the Pass Through Trustee and the
Paying Agent.




                                 Sch. IV-1

                               SCHEDULE V to
                          NOTE PURCHASE AGREEMENT

                          MANDATORY DOCUMENT TERMS


            The terms "Trust Indenture Form," "Lease Form" and
"Participation Agreement Form" shall have the respective meanings specified in Schedule VI to the Note Purchase Agreement.

            1. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Indenture Trustee, the Granting Clause of the Trust Indenture Form so as to deprive the Note Holders of a first priority security interest in and mortgage lien on the Aircraft, the rights of US Airways under the Aircraft Purchase Agreement to the extent assigned under the Indenture and in the case of a Leased Aircraft Indenture, the Lease or to eliminate any of the obligations intended to be secured thereby or otherwise modify in any material adverse respect as regards the interests of the Note Holders, the Subordina tion Agent, the Liquidity Provider or the Indenture Trustee the provisions of Article II or III or Sections 4.02, 4.03, 4.04, 5.02, 5.06, 9.01, 10.04, 10.11 or 10.12 of the Trust Indenture
Form for the Leased Aircraft or Article II or III or Sections 4.02, 4.03, 4.04, 5.02, 5.06, 10.01, 11.04, 11.11 or 11.12 of the Trust Indenture Form
for the Owned Aircraft.

            2. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Indenture Trustee the provisions of Section 3(c)(v), the proviso to the first sentence of Section 3(e), 7(a)(1)(A), clause (6) of the final paragraph of Section 10(a), 18, 21, the penultimate sentence of
Section 25 or Section 27 of the Lease Form or otherwise modify the terms of the Lease Form so as to deprive the Indenture Trustee of rights expressly granted to the "Indenture Trustee" therein.

            3. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Indenture Trustee the provisions of Section 4(a)(ix)(1), 4(a)(ix)(2), 4(a)(ix)(3), 4(a)(xi) to the extent such section requires special counsel for the Lessee to deliver an opinion relating to Section 1110 of the Bankruptcy Code, Section 7(c), 7(h), the second sentence of
Section 7(n), 7(q), 7(z), 14(f) or 14(h) of the Participation Agreement Form so as to eliminate the requirement to deliver to the Loan Participant or the Indenture Trustee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or of the provisions of Section 7(d)(II)(E) of the Participation Agreement Form as regards the rights of the Indenture Trustee thereunder or otherwise modify the terms of the Participation Agreement Form to deprive the Trustees, the Subordination Agent, the Liquidity Provider or the Indenture Trustee of any indemnity or right of reimbursement in its favor for Expenses or Taxes.

            4. May not modify, in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Indenture Trustee, the definition of "Make-Whole Amount" in Annex A to the Participation Agreement Form.

            Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided, however, that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Indenture Trustee or the Certificate Holders.

                               SCHEDULE VI to
                          NOTE PURCHASE AGREEMENT

                          MANDATORY ECONOMIC TERMS


                              EQUIPMENT NOTES

Obligor:  US Airways, Inc. or an Owner Trust

Maximum Principal Amount:

            The principal amount of the Series A Equipment Notes and Series B Equipment Notes issued with respect to an Aircraft shall equal the principal amount of Series A Equipment Notes and Series B Equipment Notes indicated for each such Aircraft as set forth in the Prospectus Supplement in "Prospectus Supplement Summary- -Equipment Notes and the Aircraft" under the column "Principal Amount of Series A Equipment Notes" and "Principal Amount of Series B Equipment Notes," respectively.

            The maximum principal amount of the Series C Equipment Notes issued with respect to an Aircraft shall not exceed the principal amount of Series C Equipment Notes indicated for each Aircraft as set forth in "Prospectus
Supplement Summary--
Equipment Notes and Aircraft" under the column "Maximum Principal
Amount of Series
C Equipment Notes."

            Initial Loan to Aircraft Value (with the value of any Aircraft for these purposes equal to the value (the "Assumed Appraised Value") for such Aircraft set forth in the Prospectus Supplement in "Prospectus Supplement Summary--Equipment Notes and the Aircraft" under the column "Appraised Base Value"):

            Series A: not in excess of 40.5%
            Series B: not in excess of 51.0%
            Series C: not in excess of 67.0%

            The Loan to Aircraft Value for each series of Equipment Notes issued in respect of each Aircraft (computed as of the date of the issuance thereof on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption (as defined in the Prospectus Supplement in "Description of the Equipment Notes - Loan to Value Ratios of Equipment Notes")) will not exceed as of any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes) 40.5% in the case of the Series A Equipment Notes, 51.0% in the case of the Series B Equipment Notes and 69.5% in the case of the Series C Equipment Notes.



                                 Sch. VI-1

Initial Average Life (in years) of the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes on any Aircraft will not extend beyond 13.5 years, 12.5 years and 13.5 years, respectively, from the Issuance
Date.

                          AVERAGE LIFE (IN YEARS)

            As of the Delivery Period Termination Date, the average life of the Class A Certificates, the Class B Certificates and the Class C Certificates shall not be more than, respectively, 13.0 years, 11.0 years and 12.5 years, respectively, from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

                      FINAL EXPECTED DISTRIBUTION DATE

      Series A Certificates:  January 30, 2018
      Series B Certificates:  January 30, 2018
      Series C Certificates:  July 30, 2014

Past Due Rate:    Debt Rate plus 2% per annum.

Payment Dates:    January 30 and July 30, commencing January 30, 1999

Make-Whole Amounts: As provided in Article II of the form of Leased Aircraft Indenture marked as Exhibit A-3 of the Note Purchase Agreement (the "Leased Aircraft Indenture Form") or the form of Owned Aircraft Indenture marked as Exhibit C-2 of the Note Purchase Agreement (the "Owned Aircraft Indenture Form").

Redemption and Purchase:  As provided in Article II of the Trust Indenture Form.

The original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust.

The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

                                   LEASE

Term: The Basic Lease Term shall expire by its terms on or after final maturity date of the related Series A, Series B or Series C Equipment Notes.

Lease Period Dates:     January 30, 1999 and each succeeding January
                        30 and
                        July 30, to and including the last such date in the Term.



                                 Sch. VI-2

Minimum Rent:           Basic Rent due and payable on each Lease
Period Date
                        shall be at least sufficient to pay in full, as of such Lease Period Date (assuming timely payment of the related Equipment Notes prior to such Date), the aggregate principal amount of scheduled installments due on the related Equipment Notes outstanding on such Lease Period Date, together with accrued and unpaid interest thereon.

Termination Value:      At all times equal to or greater than the
                        then outstanding
                        principal amount of the related Equipment
                        Notes together
                        with accrued interest thereon.

All-risk hull insurance:Not less than Termination Value, subject to Lessee's right to self-insure on terms no more favorable to Lessee in any material respect than those set forth in
                        Section 2(d) of Exhibit H to the Lease Form.

Minimum Liability
Insurance Amount:       As set forth in Exhibit H to the Lease Form.

Past Due Rate:          As set forth in Exhibit B to the Lease Form.


                          PARTICIPATION AGREEMENT

      Indenture Trustee, Subordination Agent, Liquidity Provider, Pass Through Trustees, Escrow Agents and Note Holders shall be indemnified against Expenses and Taxes in a manner no less favorable to the Loan Trustees, the Subordination Agent, the Liquidity Provider, the Trustees, the Escrow Agents and the Note Holders than that set forth in Section 6 of the form of the Participation Agreement (the "Participation Form") marked as Exhibit A-1 to the Note Purchase Agreement for the Leased Aircraft or as Exhibit C-1 to the Note Purchase Agreement for the Owned Aircraft.

                                 Sch. VI-3

                              SCHEDULE VII to
                          NOTE PURCHASE AGREEMENT

                      AGGREGATE AMORTIZATION SCHEDULE


                               [INSERT TABLE]




                               Schedule VII-1

                                 ANNEX A to
                          NOTE PURCHASE AGREEMENT

                                DEFINITIONS


            "Act" means 49 U.S.C. ss.ss. 40101-46507.

            "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

            "AIFS" has the meaning set forth in the fourth recital to the Note
Purchase Agreement.

            "Aircraft Financing Letter Agreement" means the Aircraft Financing Letter Agreement, dated as of October 31, 1997 between AVSA, S.A.R.L., the
Company and US Airways Group, Inc..

            "Aircraft Purchase Agreement" means the Purchase Agreement dated as of October 31, 1997, between US Airways Group, Inc. and the Seller (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement).

            "Aircraft Purchase Agreement Assignment" means a
Purchase Agreement
substantially in the form of Exhibit A-4-I to the Note Purchase
Agreement.

            "Assumed Amortization Schedule" means Schedule VII to the Note
Purchase Agreement.

            "Average Life Date" means, for any Equipment Note, the date which follows the time of determination by a period equal to the Remaining Weighted Average
Life of such Equipment Note.

            "Bankruptcy Code" means the United States Bankruptcy
Code, 11 U.S.C.
ss.ss. 101 et seq.

            "Basic Pass Through Trust Agreement" means the Pass Through Trust Agreement, dated as of December 4, 1998, between the Company and Pass Through Trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.



                                 Annex A-1

            "Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Pittsburgh, Pennsylvania, Boston,
Massachusetts or Salt
Lake City, Utah.

            "Certificate" has the meaning set forth in the second recital to the Note
Purchase Agreement.

            "Certificate Holder" means the Person in whose name a Certificate is registered in the Register.

            "Class" means the class of Certificates issued by each Pass Through
Trust.

            "Class A Certificates" means the Class A Certificates issued by the US Airways Pass Through Trust, Series 1998-1A.

            "Class B Certificates" means the Class B Certificates issued by the US Airways Pass Through Trust, Series 1998-1B.

            "Class C Certificates" means the Class C Certificates issued by the US Airways Pass Through Trust, Series 1998-1C.

            "Class C Purchase Agreement" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

            "Class A Trust" means the US Airways Pass Through Trust, Series 1998- 1A formed pursuant to the Basic Pass Through Trust Agreement and Class A Trust Supplement.

            "Class B Trust" means the US Airways Pass Through Trust, Series 1998- 1B formed pursuant to the Basic Pass Through Trust Agreement and Class B Trust Supplement.

            "Class C Special Deposit Payment" has the meaning set forth in Section
5(a) hereof.

            "Class C Special Indemnity Payment" has the meaning set forth in each
Participation Agreement.

            "Class C Trust" means the US Airways Pass Through Trust, Series 1998- 1C formed pursuant to the Basic Pass Through Trust Agreement and Class C Trust Supplement.

            "Closing Date" means the Business Day on which a closing occurs under the Financing Agreements.


                                 Annex A-2

            "Company" means US Airways, Inc., a Delaware corporation.

            "Cut-Off Date" means the earlier of (a) the day after the Delivery Period
Termination Date and (b) the date on which a Triggering Event occurs.

            "Delivery Period Termination Date" means the earlier of (a) October 31, 1999 and (b) the date on which Equipment Notes issued with respect to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

            "Deposit" has the meaning set forth in the fifth recital to the Note
Purchase Agreement.

            "Deposit Agreement" has the meaning set forth in the fifth recital to the
Note Purchase Agreement.

            "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determina tion, an amount equal to the excess, if any, of
(a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus the Non-Premium Amount and, in the case of the Class C Certificates, the Par Redemption Amount (without duplication), were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 225 basis points in the case of the Class A Certificates, 275 basis points in the case of the Class B Certificates and 222 basis points in the case of Class C Certificates over
(b) the amount of such unused Deposits to be distributed to the holders of such Certificates, minus the Non-Premium Amount and, in the case of the Class C Certificates, the Par Redemption Amount (without duplication) plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the Issuance Date).

            "Depositary" means (a) with respect to Deposits made by the Underwrit ers on behalf of the Escrow Agent, Credit Suisse First Boston, New York Branch, a banking institution organized under the laws of Switzerland acting through its New York Branch and (b) with respect to Deposits made by AIFS on behalf of the Escrow Agent, Citibank, N.A., a national banking association.

            "Equipment Notes" means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied


                                 Annex A-3
pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

            "Escrow Agent" has the meaning set forth in the first paragraph of the
Note Purchase Agreement.

            "Escrow and Paying Agent Agreement" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

            "FAA" means the Federal Aviation Administration of the United States.

            "Final Withdrawal" with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.2 thereof.

            "Financing Agreements" means, collectively, the Lease
Financing
Agreements and the Owner Financing Agreements.

            "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

            "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve
System.

            "Indentures" means, collectively, the Leased Aircraft
Indentures and the
Owned Aircraft Indentures.

            "Intercreditor Agreement" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

            "Issuance Date" means the date of the original issuance of the Certifi cates.

            "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

            "Lease" means a Lease Agreement substantially in the form of Exhibit A-
2 to the Note Purchase Agreement.



                                 Annex A-4

            "Lease Financing Agreements" means, collectively, the Aircraft Purchase Agreement Assignment, the Leased Aircraft Participation Agreement, the Lease, the Leased Aircraft Indenture, the Equipment Notes issued under the Leased Aircraft Indenture and the Trust Agreement relating to the financing of a Leased Aircraft.

            "Lease Period" has the meaning set forth in the Participation Agreement.

            "Leased Aircraft" means a New Aircraft subject to a Lease.

            "Leased Aircraft Indenture" means a Trust Indenture and
Security
Agreement substantially in the form of Exhibit A-3 to the Note
Purchase Agreement.

            "Leased Aircraft Participation Agreement" means a
Participation
Agreement substantially in the form of Exhibit A-1 to the Note Purchase
Agreement.
            "Liquidity Facility" has the meaning set forth in the ninth recital to the
Note Purchase Agreement.

            "Liquidity Provider" has the meaning set forth in the ninth recital to the
Note Purchase Agreement.

            "Loan Trustee" means the "Indenture Trustee" as defined in the Financing
Agreements.

            "Mandatory Document Terms" means the terms set forth on
Schedule V
to the Note Purchase Agreement.

            "Mandatory Economic Terms" means the terms set forth on
Schedule VI
to the Note Purchase Agreement.

            "Manufacturer" means Airbus Industrie, a "Groupement d'Interet
Economique" established under "Ordonnance" No. 67-821 dated
September 23, 1967,
of the Republic of France.


            "Multiplier" has the meaning set forth in each Participation Agreement.

            "New Aircraft" has the meaning set forth in the first recital to the Note
Purchase Agreement.

            "Non-Premium Amount" means the amount equal to unused Deposits to be distributed due to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by US Airways' fault or negligence.
Deposits comprising Non-Premium Amounts will not be treated as unused Deposits in determining whether the unused Deposits exceed the Par Redemption
Amount.



                                 Annex A-5

            "Note Purchase Agreement" means the Note Purchase
Agreement to which this Annex A is attached.

            "Notice of Purchase Withdrawal" with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

            "Operative Documents" means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Liquidity Facilities, the Intercreditor Agreement, the Trust Agreements, the Equipment Notes, the Certificates and the Financing Agreements.

            "Owned Aircraft" means a New Aircraft subject to an Owned Aircraft
Indenture.

            "Owned Aircraft Indenture" means a Trust Indenture and
Security
Agreement substantially in the form of Exhibit C-2 to the Note
Purchase Agreement.

            "Owned Aircraft Participation Agreement" means a
Participation
Agreement substantially in the form of Exhibit C-1 to the Note Purchase
Agreement.
            "Owner Financing Agreements" means, collectively, the Owned Aircraft
Participation Agreement, the Owned Aircraft Indenture and the
Equipment Notes issued
thereunder.

            "Owner Participant" means, with respect to any Leased Aircraft, the Person named as the Owner Participant in the Participation Agreement with respect to such Leased Aircraft.

            "Owner Trust" means with respect to any Leased Aircraft, the trust created by the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

            "Owner Trustee" means with respect to any Leased Aircraft, the "Owner Trustee" party to the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

            "Par Redemption Amount" means (x) in the case where the unused Deposits are returned due to the fault or negligence of US Airways, $0 and
(y) in all
other cases $15,000,000.

            "Participation Agreements" means, collectively, the
Leased Aircraft
Participation Agreements and the Owned Aircraft Participation
Agreements.

            "Pass Through Trust" has the meaning set forth in the second recital to the Note Purchase Agreement.



                                 Annex A-6

            "Pass Through Trust Agreement" means each of the three separate Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date, by and between the Lessee and Pass
Through Trustee.

            "Pass Through Trustee" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

            "Paying Agent" has the meaning set forth in the first paragraph of the
Note Purchase Agreement.

            "Person" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

            "Qualified Owner Participant" has the meaning set forth in Annex A to the Participation Agreement.

            "Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of McGraw- Hill Inc.

            "Rating Agency Confirmation" means, with respect to any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement or with respect to Substitute Aircraft, a written confirmation from each of the Rating Agencies that the use of such Financing Agreement with such modifications or the substituting of such Substitute Aircraft for a New Aircraft, whichever of the foregoing shall in a particular case require Rating Agency Confirmation, would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

            "Register" means the register maintained pursuant to Sections
3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to each Pass Through
Trust.

            "Regular Distribution Dates" shall mean January 30 and July 30 of each year, commencing January 30, 1999.

            "Remaining Weighted Average Life" means, on a given date with respect to any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note, including the


                                 Annex A-7
payment due on the maturity of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

            "Section 1110" means 11 U.S.C. ss. 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

            "Seller" means AVSA, S.A.R.L., a societe a responsabilite limitee organized and existing under the laws of the Republic of France.

            "Series A Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series A" thereunder.

            "Series B Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series B" thereunder.

            "Series C Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series C" thereunder.

            "Subordination Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

            "Substitute Aircraft" has the meaning set forth in
Section 2(g) of the Note
Purchase Agreement.

            "Substitute Closing Date" has the meaning set forth in
Section 2(e) of the
Note Purchase Agreement.

            "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

            "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

            "Treasury Yield" means, as of any date of determination, with respect to any Equipment Note (utilizing the Assumed Amortization Schedule applicable thereto), the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the


                                 Annex A-8

Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).

            "Triggering Event" has the meaning assigned to such term in the
Intercreditor Agreement.

            "Trust Agreement" means a Trust Agreement substantially in the form of
Exhibit A-5 to the Note Purchase Agreement.

            "Trust Supplement" means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Certificates of a class, (ii) the issuance of the Certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the Certificates of such class are established.

            "Underwriters" has the meaning set forth in the fourth recital to the Note
Purchase Agreement.




                                 Annex A-9

                                EXHIBIT A-1
                          NOTE PURCHASE AGREEMENT

          FORM OF LEASED AIRCRAFT PARTICIPATION AGREEMENT



                                 Exh. A-1-1

                               EXHIBIT A-2 to
                          NOTE PURCHASE AGREEMENT

                               FORM OF LEASE







                                 Exh. A-2-1

                               EXHIBIT A-3 to
                          NOTE PURCHASE AGREEMENT

                     FORM OF LEASED AIRCRAFT INDENTURE







                                 Exh. A-3-1

                              EXHIBIT A-4-I to
                          NOTE PURCHASE AGREEMENT

           FORM OF AIRCRAFT PURCHASE AGREEMENT ASSIGNMENT




                                Exh. A-4-I-1

                               EXHIBIT A-5 to
                          NOTE PURCHASE AGREEMENT

               FORM OF LEASED AIRCRAFT TRUST AGREEMENT




                                Exh. A-4-I-2

                                EXHIBIT B to
                          NOTE PURCHASE AGREEMENT

                           FORM OF CLOSING NOTICE





                                  Exh. B-1

                                                                  EXHIBIT B
                                                             Closing Notice


      Dated as of __________


To each of the addressees listed
 in Schedule A hereto

            Re:   Closing Notice in Accordance with Note Purchase
                  Agreement
                  Referred to below

Gentlemen:

            Reference is made to the Note Purchase Agreement, dated as of December 14, 1998 among US Airways, Inc. (the "Company"), State Street Bank and Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements (as defined therein) (the "Pass Through Trustee"), State Street Bank and Trust Company, as Subordination Agent (the "Subordination Agent"), First Security Bank, National Association, as Escrow Agent (the "Escrow Agent") and State Street Bank and Trust Company, as Paying Agent (the "Paying Agent") (as in effect from time to time, the "Note Purchase Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

            Pursuant to Sections 2(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the Airbus __________ aircraft with manufacturer's serial number __________ (the "Aircraft"), of the following:

            1. The Company has elected to treat the Aircraft as [a Leased
Aircraft] [an Owned Aircraft];

            2. The Scheduled Closing Date of the Aircraft is __________;
and

            3. The aggregate amount of each series of Equipment Notes to be issued, and purchased by the respective Pass Through Trustees, on the Closing Date, in connection with the financing of such Aircraft is as follows: The Class A Trustee shall purchase Series A Equipment Notes in the amount of $__________, the Class B Trustee shall purchase Series B Equipment Notes in the amount of $__________ and the Class C Trustee shall purchase Series C Equipment Notes in the amount of $--------.

            The Company hereby instructs the Class A Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of __________ and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth


                                  Exh. B-2
on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase
Withdrawal to the applicable Escrow Agent.

            The Company hereby instructs the Class B Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of __________ and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit B hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

            The Company hereby instructs the Class C Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of __________ and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit C hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

            The Company hereby instructs each Pass Through Trustee to (i) purchase Equipment Notes of a series and in an amount set forth opposite such Pass Through Trustee in clause (3) above with a portion of the proceeds of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above and (ii) redeposit with the Depositary the excess, if any, of the amount so withdrawn over the purchase price of such Equipment Notes.

            The Company hereby instructs each Pass Through Trustee to (a) enter into the Participation Agreement dated as of __________ among the Company, as Lessee, the Subordination Agent, the Pass Through Trustee, State Street Bank and Trust Company, as Indenture Trustee and Loan Participant, First Security Bank, National Association, as Owner Trustee and __________, as Owner Participant, (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as required thereby.


                                  Exh. B-3

            The Company hereby certifies that the Owner Participant with respect to the Aircraft is not an Affiliate of the Company.

                                    Yours faithfully,

                                    US Airways, Inc.



                                    By:
                                       Name:
                                       Title:



                                  Exh. B-4

                                 SCHEDULE A




State Street Bank and Trust Company, as
Pass Through Trustee, Subordination
Agent and Paying Agent
2 International Place, 4th Floor
Boston, MA  02110
Attention: Corporate Trust Administration
Facsimile:  (617) 664-5151

First Security Bank, National Association, as Escrow Agent
79 South Main Street
Salt Lake City, UT 84111
Attention: Corporate Trust Department
Facsimile: (801) 246-5053

Standard & Poor's Ratings Services
26 Broadway, 14th Floor
New York, New York 10004
Attention: Philip Baggaley
Facsimile: (212) 412-0540

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Monica Rodriguez
Facsimile: (212) 553-4600



                                  Sch. A-1

                                                                    Annex A

                           WITHDRAWAL CERTIFICATE




First Security Bank, National Association,
as Escrow Agent
79 South Main Street
Salt Lake City, UT  84111
Attention:  Corporate Trust Services
Telecopier:  (801) 246-5053

Ladies and Gentlemen:

            Reference is made to the Escrow and Paying Agent Agreement, dated as of December 14, 1998 (the "Agreement"). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.2(c) of the Agreement, please execute the attached Notice of Withdrawal and immediately transmit by facsimile to the Depositary, at __________.

            Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

                              Very truly yours,

                              STATE STREET BANK AND TRUST COM PANY, not in its individual capacity by solely as Pass Through Trustee



                              By:
                                   Name:
                                   Title:


Dated: As of __________


                                 Annex A-1

                                                                  Exhibit A


                       NOTICE OF PURCHASE WITHDRAWAL


CREDIT SUISSE FIRST BOSTON New York Branch 11 Madison Avenue New York, NY
10010
Attention:  Robert Finney and Jennifer Toth
Telecopier:  (212) 325-8319

Ladies and Gentlemen:

         Reference is made to the Deposit Agreement (Class A) dated as of December
14, 1998 (the "Deposit Agreement") between First Security Bank,
National Association,
as Escrow Agent, and Credit Suisse First Boston, New York Branch, as Depositary (the
"Depositary").

         In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit,
$----------,
Account No. __________.

         The undersigned hereby directs the Depositary to pay the proceeds of the
Deposit to _______________, Account No. __________, Reference:
__________ on
_______________, _____, upon the telephonic request of a representative of the Pass
Through Trustee.


                              FIRST SECURITY BANK, NATIONAL
                                ASSOCIATION,
                              as Escrow Agent


                              By
                                   Name:
                                   Title:
Dated:___________, ____


                                  Exh. A-1

                                                                  Exhibit B


                       NOTICE OF PURCHASE WITHDRAWAL


CREDIT SUISSE FIRST BOSTON New York Branch 11 Madison Avenue New York, NY
10010
Attention:  Robert Finney and Jennifer Toth
Telecopier:  (212) 325-8319

Ladies and Gentlemen:

         Reference is made to the Deposit Agreement (Class B) dated as of December
14, 1998 (the "Deposit Agreement") between First Security Bank,
National Association,
as Escrow Agent, and Credit Suisse First Boston, New York Branch, as Depositary (the
"Depositary").

         In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit,
$----------,
Account No. __________.

         The undersigned hereby directs the Depositary to pay the proceeds of the
Deposit to _______________, Account No. __________, Reference:
__________ on
_______________, _____, upon the telephonic request of a representative of the Pass
Through Trustee.


                              FIRST SECURITY BANK, NATIONAL
                                ASSOCIATION,
                              as Escrow Agent


                              By
                                   Name:
                                   Title:
Dated:___________, ____


                                  Exh. B-1

                                                                  Exhibit C


                       NOTICE OF PURCHASE WITHDRAWAL


CITIBANK, N.A.
450 Mamaroneck Avenue, 3rd Floor
Harrison, NY 10528
Attention:  Tara Ramnarine
Telecopier:  914-899-7163

Ladies and Gentlemen:

         Reference is made to the Deposit Agreement (Class C) dated as of December
14, 1998 (the "Deposit Agreement") between First Security Bank,
National Association,
as Escrow Agent, and Citibank, N.A., as Depositary (the
"Depositary").

         In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit,
$----------,
Account No. __________.

         The undersigned hereby directs the Depositary to pay the proceeds of the
Deposit to _______________, Account No. __________, Reference:
__________ on
_______________, _____, upon the telephonic request of a representative of the Pass
Through Trustee.


                              FIRST SECURITY BANK, NATIONAL
                                ASSOCIATION,
                              as Escrow Agent


                              By
                                   Name:
                                   Title:
Dated:___________, ____


                                  Exh. C-1

                               EXHIBIT C-1 to
                          NOTE PURCHASE AGREEMENT

           FORM OF OWNED AIRCRAFT PARTICIPATION AGREEMENT

                             [FILED SEPARATELY]


                                 Exh. C-1-1

                               EXHIBIT C-2 to
                          NOTE PURCHASE AGREEMENT

                      FORM OF OWNED AIRCRAFT INDENTURE

                             [FILED SEPARATELY]



                                 Exh. C-2-1